As filed with the Securities and Exchange Commission on November 21, 2000
                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             WINN-DIXIE STORES, INC.
             (Exact name of registrant as specified in its charter)

                Florida                                   59-0514290
       (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

              5050 Edgewood Court, Jacksonville, Florida 32254-3699
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (904) 783-5000

              REVISED WINN-DIXIE STOCK PURCHASE PLAN FOR EMPLOYEES
                            (Full title of the plan)

                               E. Ellis Zahra, Jr.
                    Senior Vice President and General Counsel
                             Winn-Dixie Stores, Inc.
                           Box B, General Mail Center
                        Jacksonville, Florida 32203-0297
                                 (904) 783-5000
            (Name, address and telephone number of agent for service)
                             -----------------------
                                   Copies to:

                                 Linda Y. Kelso
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                             -----------------------
                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Title of Securities           Amount to               Proposed               Proposed               Amount of
    to be Registered         be Registered(1)       Maximum Offering       Maximum Aggregate        Registration
                                                    Price Per Share(2)      Offering Price(2)            Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, $1.00         4,000,000 shares             $20.72               $82,880,000             $21,880.32
par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan.

2 Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, an amended, the registration fee for the 4,000,000 shares covered by this registration statement and reserved for future grants under the plan has been calculated on the basis of $20.72 per share, the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on November 15, 2000.


         This Registration statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference those Registration Statements previously filed on Form S-8 (Registration Nos. 33-63183 and 333-14059).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 17 day of November, 2000.

                                                        WINN-DIXIE STORES, INC.
                                                            (Registrant)

                                                          A. DANO DAVIS
                                                         ---------------
                                                          A. Dano Davis
                                                          Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


(Signature)                       (Title)                           (Date)
-----------                        -----                             ----


A. DANO DAVIS              Chairman of the Board               November 17, 2000
-------------------
A. Dano Davis

ALLEN R. ROWLAND          President, Chief Executive           November 17, 2000
-------------------             Officer and
Allen R. Rowland                 Director
                          (Principal Executive Officer)
RICHARD P. MCCOOK         Senior Vice President and Chief      November 17, 2000
-------------------
Richard P. McCook            Financial Officer
                           (Principal Financial Officer)

D. MICHAEL BYRUM              Controller and Chief             November 17, 2000
-------------------            Accounting Officer
D. Michael Byrum          (Principal Accounting Officer)


ARMANDO M. CODINA                   Director                   November 17, 2000
-------------------
Armando M. Codina

T. WAYNE DAVIS, JR.                 Director                   November 17, 2000
-------------------
T. Wayne Davis, Jr.

RADFORD D. LOVETT                   Director                   November 17, 2000
-------------------
Radford D. Lovett

JULIA B. NORTH                      Director                   November 17, 2000
-------------------
Julia B. North

CARLETON T. RIDER                   Director                   November 17, 2000
-------------------
Carleton T. Rider

CHARLES P. STEPHENS                 Director                   November 17, 2000
-------------------
Charles P. Stephens

RONALD TOWNSEND                     Director                   November 17, 2000
-------------------
Ronald Townsend

                                  EXHIBIT INDEX

Exhibit
Number                          Description of Exhibit                        Incorporated by Reference From

4.1                Restated Articles of Incorporation as filed with   Previously filed as Exhibit 3.1 to Form 10-K
                   the Secretary of State of Florida                  for the year ended June 30, 1993, which
                                                                      Exhibit is herein incorporated by reference.

4.1.1              Amendment adopted October 7, 1992, to Restated     Previously filed as Exhibit 3.1.1 to Form 10-K
                   Articles of Incorporation.                         for the year ended June 30, 1993, which
                                                                      Exhibit is herein incorporated by reference.

4.1.2              Amendment adopted October 5, 1994, to Restated     Previously filed as Exhibit 3.1.2 to Form 10-Q
                   Articles of Incorporation.                         for the quarter ended January 11, 1995, which
                                                                      Exhibit is herein incorporated by reference.

4.1.3              Amendment adopted October 1, 1997, to Restated     Previously filed as Exhibit 3.1.3 to Form 10-Q
                   Articles of Incorporation.                         for the quarter ended September 17, 1997,
                                                                      which Exhibit is herein incorporated by
                                                                      reference.

4.2                Restated By-Laws of the Registrant as amended      Previously filed as Exhibit 3.2 to Form 10-K
                   through June 15, 2000.                             for the year ended June 28, 2000, which
                                                                      Exhibit is herein incorporated by reference.

4.3 Revised Stock Purchase Plan for Employees as amended to date

5.1                Opinion of Foley & Lardner

23.1               Consent of KPMG LLP

23.2               Consent of Foley & Lardner (included in Exhibit
                   5.1)
